UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      December 14, 2016

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On December 14, 2016, Sumter Valley Property Holdings, LLC (“Sumter Valley”), a wholly-owned subsidiary of AdCare Health Systems, Inc. (the “Company”), refinanced its existing short-term mortgage debt on the property known as Blue Ridge of Sumter (the “Facility”), a skilled nursing facility located in Sumter, South Carolina that Sumter Valley leases to a third-party operator (the “Operator”). In connection with the refinancing, Sumter Valley executed a note (the “Note”) in favor of KeyBank National Association (the “Lender”) in the amount of $5,869,000, dated December 1, 2016, but effective December 14, 2016. The Note accrues interest at an annual rate of 3.70% and is payable in consecutive monthly installments of principal and interest, each in the amount of $27,014.01, on the first day of each month commencing on February 1, 2017, with a maturity date of January 1, 2047. The Note has a prepayment penalty of 10% for any prepayment made prior to February 1, 2018, which penalty is reduced by 1% each year thereafter until the ninth anniversary of such date, after which there is no prepayment penalty.
The Note is insured by the U.S. Department of Housing and Urban Development under Section 232 of the National Housing Act, as amended (the “Act”), pursuant to Section 223(f) of the Act, and was executed in connection with other documentation customary for transactions of this type. The Note and the related documentation contain customary events of default, including fraud or material misrepresentation or omission, failure to make required payments, and failure to perform or comply with certain agreements, including with respect to regulatory matters. Upon the occurrence of certain events of default, the Lender may declare the entire unpaid principal balance under the Note, together with all accrued interest and other amounts payable to the Lender under the Note, immediately due and payable. The Note is secured by, among other things, the land and improvements comprising the Facility, together with all associated personal property and fixtures, and all revenue generated by the Facility for Sumter Valley, including all rent payments received by Sumter Valley from the Operator (collectively, the “Mortgaged Property”). Subject to specified exceptions, the Lender’s recovery in the event of default is limited to the Mortgaged Property, and the Company and Sumter Valley do not assume personal liability for payments due under the Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer